Exhibit 10.5

MAGELLAN HEALTH SERVICES, INC.

2006 DIRECTOR EQUITY COMPENSATION PLAN

RESTRICTED STOCK AND STOCK OPTION AWARD AGREEMENT

Reference No. DIR-2006-      (                    )

As of May 16, 2006

SECTION 1.           GRANT OF RESTRICTED SHARES AND OPTION.

(a)           GRANT. On the terms and conditions set forth in this Agreement, effective as of the date hereof (the “DATE OF GRANT”), Magellan Health Services Inc. (the “COMPANY” as further defined below) grants to the Grantee referred to on the signature page hereof (i) 750 shares (the “RESTRICTED SHARES”) of Ordinary Common Stock, $ 0.01 par value per share, of the Company (“ORDINARY COMMON STOCK”) and (ii) an option (the “OPTION’) to purchase, at the exercise price of $      per share,         shares of Ordinary Common Stock, subject to adjustment thereto on account of any change in respect of the outstanding shares of Ordinary Common Stock that may be made as provided by Section 7 below (the “OPTION SHARES”). The option is intended to be a Nonqualified Stock Option (as defined below). Certificates representing the Restricted Shares shall be issued to Grantee with the legend and shall be held in the Company’s custody as provided by the Plan until they become vested as provided herein and in the Plan; the certificates representing the Restricted Shares may thereafter be legended as may be required to comply with subsection 3(c) or 4(d).

(b)           2006 DIRECTOR EQUITY COMPENSATION PLAN AND DEFINED TERMS. The Restricted Shares and this option is granted under and subject to the terms of the Company’s 2006 Director Equity Compensation Plan, as amended and supplemented from time to time (the “PLAN”), which is incorporated herein by this reference. Certain capitalized terms used herein are defined in Section 9 below but terms used herein, if not defined herein, shall have the same meaning for purposes hereof as provided by the Plan. The number of Option Shares stated in subsection 1(a) above and the exercise price thereof have been determined as of the date hereof as provided by the Plan.

(c)           SCOPE OF THIS AGREEMENT. This Agreement shall apply both to the option and to the Option Shares acquired upon the exercise of the option, as well as the Restricted Shares.

SECTION 2.           RIGHT TO EXERCISE THE OPTION AND FORFEITURE OF RESTRICTED SHARES.

(a)           EXERCISABILITY OF OPTION. This option shall be exercisable only to the extent it is vested as provided hereby, only during the lifetime of Grantee, except as otherwise provided by Section 3, and only when otherwise exercisable in accordance with the terms hereof and the Plan. This option, to the extent vested on the date of termination of the Grantee’s Service with the Company, shall be exercisable for the period provided by Section 6 below.

(b)           FORFEITURE OF UNVESTED RESTRICTED SHARES. The Restricted Shares shall not be Transferable until vested in accordance with subsection 2(c), except as provided by subsection 3(b),and shall be forfeited, and returned by Grantee, in accordance with the Plan upon termination of Grantee’s Service unless earlier vested in accordance with subsection 2(c).

(c)           VESTING. The Restricted Shares and this option as to 100% of the Option Shares shall vest on the first anniversary of the Date of Grant, provided that the Grantee’s Service has not terminated prior to such date. Notwithstanding the preceding sentence, the Restricted Shares and this option as to 100% of the Option Shares shall earlier vest immediately upon the first to occur of (i) a Change of Control of the Company, (ii) Grantee’s death or Disability or (iii) Grantee’s Mandatory Retirement.

(d)           LAPSE OF RESTRICTIONS ON RESTRICTED SHARES AND OPTION SHARES. Subject to subsections 3(c) and 4(d) below, upon the vesting of the Restricted Shares, the Grantee shall be free to dispose of the Restricted Shares in any manner and at any time without restriction. Subject to subsections 3(c) and 4(d) below, upon the acquisition of Option Shares pursuant to the exercise of this option upon satisfaction of any vesting and exercise conditions provided hereby and by the Plan, Grantee shall be free to dispose of Option Shares so acquired in any manner and at any time without restriction.

SECTION 3.           TRANSFER OF RESTRICTED SHARES AND THE OPTION.

(a)           TRANSFERS GENERALLY PROHIBITED. Except in the case of a Transfer permitted by subsection 3(b) below, this option, when exercisable in accordance with Section 2, shall be exercisable only by the Grantee, provided that any exercise of this option shall be subject to subsections 3(c) and 4(d) below. Except as otherwise provided in subsection 3(b) below, neither this option nor any rights and privileges conferred by this option shall be sold or otherwise Transferred by Granteee (or any permitted Transferee). Except as otherwise provided in subsection 3(b) below, until vested in accordance with Section 2, the Restricted Shares shall not be sold or otherwise Transferred, provided that, even though vested, any sale or other Transfer of Restricted Shares shall be subject to subsections 3(c) and 4(d) below.

(b)           CERTAIN TRANSFERS PERMITTED. Notwithstanding the foregoing provisions of this Section 3, the Restricted Shares, even though not vested, and this option, whether or not vested, may be Transferred in the event of the Grantee’s death, by will or the laws of descent and distribution or by a written beneficiary designation accepted by the Company upon authorization of the Board of Directors, and as otherwise permitted under the Plan; provided, however, that in any such case the Restricted Shares and the option so Transferred shall remain subject in the hands of the transferee to the restrictions on Transfer provided hereby and all other terms hereof.

(c)           FIDUCIARY AND SECURITIES LAW RESTRICTIONS. As a director of the Company, Grantee may be subject to restrictions on his or her ability to sell or otherwise Transfer Restricted Shares and Option Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in securities of the Company from time to time adopted by the Company and applicable to Grantee in connection therewith. Nothing contained herein shall relieve Grantee of any restriction on sale or other Transfer of Restricted Shares or Option Shares provided thereby and any other restrictions on sale or other Transfer of Restricted Shares and Option Shares provided herein (including in the Plan) shall be in addition to and not in lieu of any other restrictions provided thereby.

SECTION 4.           EXERCISE PROCEDURES.

(a)           NOTICE OF EXERCISE. The Grantee (or the Grantee’s personal representative or permitted Transferee) may exercise the option by giving written notice to the Company specifying the election to exercise the option, the number of Option Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise.”  The Notice of Exercise shall be signed by the person exercising the option. In the event that the option is being exercised by the Grantee’s personal representative or permitted transferee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise the option. The Grantee or the Grantee’s representative or permitted transferee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 below for the full amount of the Purchase Price.

(b)           ISSUANCE OF COMMON STOCK. Subject to subsection 4(d) below, after receiving a proper notice of exercise and payment for the Option Shares for which the option was exercised, the Company shall cause to be issued a certificate or certificates for the Option Shares as to which this option has been exercised, registered in the name of the person exercising the option (or, at the direction of the Grantee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety).

(c)           WITHHOLDING REQUIREMENTS. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of the option, as a condition to the exercise of the option, and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Grantee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising of the option.

(d)           SECURITIES LAW RESTRICTIONS ON EXERCISE. Unless a registration statement under the Securities Act permitting the issuance and delivery of the Restricted Shares and the sale and delivery of Option Shares upon exercise of this option is in effect at time for such delivery, the Company shall not be required to issue and deliver Restricted Shares or Option Shares as provided hereby, except as provided in this subsection. The Company shall use its commercially reasonable efforts to register under the Securities Act the Restricted Shares and sufficient Option Shares to permit the sale and delivery to Grantee of all Restricted Shares and all Option Shares that may be acquired by Grantee upon the exercise of the option; provided, however, that the Company shall only be so required to register the Restricted Shares and the Option Shares on Form S-8 under the Securities Act (or any successor form). Notwithstanding the foregoing, the Company shall, if Grantee has given the Company at least 90 days’ notice requesting the Company to register the Restricted Shares and/or the Option Shares that may then be acquired by Grantee upon exercise of the option in accordance with the foregoing provisions of this subsection and the Company has failed to do so, issue Restricted Shares or Option Shares to Grantee upon exercise of the option without registration thereof under the Securities Act if (i) Grantee represents, effective on the date of such issuance, in writing in a form acceptable to the Company (A) that such Restricted Shares and/or Option Shares are being acquired for investment and not with a present view to distribution, (B) Grantee understands that the Restricted Shares and Option Shares have not been registered under the Securities Act and cannot be sold or otherwise Transferred unless a registration statement under the Securities Act is in effect with respect thereto or the Company has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required, (C) that Grantee has, alone or together with any qualified advisor, such knowledge and experience in financial and business matters as is necessary to evaluate the risks of an investment in the Restricted Shares and/or the Option Shares, is acquiring the Restricted Shares and/or Option Shares based on an independent evaluation of the long-term prospects of an investment in the Restricted Shares and/or Option Shares and has been furnished with such financial and other information regarding the Company as the Grantee has requested for purposes of making such evaluation, and (D) Grantee is able to bear the economic risk of an investment in the Restricted Shares and/or Option Shares subject to such restrictions on Transfer and (ii) if the Company determines that under the circumstances issuing the Restricted Shares and/or Option Shares pursuant to such exercise of the option is lawful; provided, however, that the Company may require, as a condition of such issuance of Restricted Shares and/or Option Shares, that Grantee execute and deliver to it such other certificates, agreements and other instruments as in the judgment of the Company, upon advice of counsel, are necessary or appropriate to assure that the Restricted Shares and/or Option Shares are issued to Grantee in accordance with the Securities Act and any other applicable securities law and may require that any certificates representing Restricted Shares and/or Option Shares so issued bear any restrictive legend appropriate for such purpose. In addition, even if a registration statement under the Securities Act permitting the sale and delivery of Restricted Shares and/or Option Shares upon exercise of the option is in effect at the date of exercise, the Company may suspend the issuance of Restricted Shares and/or Option Shares pursuant to the exercise of all options issued under the Plan for such period of time as in the judgment of the Company, upon advice of counsel, is necessary in order for the Company to come into compliance with all the reporting requirements applicable to the Company pursuant to Section 13(a) of the Exchange Act or to otherwise avoid in connection with the issuance of the Restricted Shares and/or Option Shares under such registration statement a violation of Sections 10, 11 or 12 of the Securities Act. If the Company suspends the issuance of Restricted Shares and/or Option Shares pursuant to the exercise of options issued under the Plan, the Company shall give prompt written notice thereof to the Grantee (but the failure of the Company to give such notice shall not prevent the Company from suspending the issuance of Restricted Shares and/or Option Shares as permitted hereby) and, at such time as such period of suspension ends, shall give prompt written notice thereof to Grantee.

SECTION 5.           PAYMENT FOR OPTION SHARES.

(a)           CASH OR CHECK. All or part of the Purchase Price may be paid in cash or by good check.

(b)           ALTERNATIVE METHODS OF PAYMENT. At the sole discretion of the Board of Directors (or a committee of the Board), all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following alternative methods:

(i)            Surrender of Stock. Payment may be made by surrendering ownership of Shares that are already owned by the Grantee free and clear of any restriction or limitation, unless the Company specifically agrees to accept such Shares subject to a restriction or limitation. In such cases, such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their

Fair Market Value on the date of exercise of the option. Without the specific approval of the Board of Directors, the Grantee shall not be permitted to surrender ownership of Shares in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes that otherwise would not have occurred.

(ii)           Net Exercise. Payment may be made by reducing the number of Option Shares otherwise deliverable upon the exercise of the option by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and the withholding required to be made by the Company in connection with such exercise of the option.

(iii)          Exercise/Sale. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction (A) to a securities broker approved by the Company to sell Option Shares (or other Shares owned by Grantee) and to deliver all or part of the sales proceeds to the Company or (B) to pledge Option Shares (and/or other Shares owned by Grantee) to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company.

Should the Board of Directors exercise its discretion to permit the Grantee to exercise the option in whole or in part in accordance with subsection 5(b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of the option or with respect to any other option to purchase Shares held by the Grantee.

SECTION 6.           TERM AND EXPIRATION. The exercise period of this option shall expire upon the earlier to occur of (i) ten (10) years after the Date of Grant or (ii) one year after the termination of the Grantee’s Service with the Company.

SECTION 7.           ADJUSTMENT OF SHARES.

(a)           ADJUSTMENT GENERALLY. If while this option remains in effect there shall be any change in the outstanding Shares of the class which may be purchased upon exercise of this option, through merger, consolidation, recapitalization, stock dividend or stock split or other like change in the outstanding Shares, or any spin-off, split-off, dividend in kind or other extraordinary dividend or other distribution in respect of such outstanding Shares or other extraordinary change in the capital structure of the Company, an adjustment shall be made to the terms of this option so that this option shall thereafter be exercisable, otherwise on the same terms and conditions as provided by this Agreement and the Plan, for such securities, cash and/or other property as would have been received in respect of the Shares that would have been issued upon exercise of this option had this option been exercised in full immediately prior to such change or distribution (whether or not this option was then exercisable) or, if and to the extent the Board of Directors determines that so adjusting the consideration to be received upon exercise of this option, in whole or in part, is not practicable, the Board of Directors shall equitably modify the consideration to be received in respect of the exercise of this option or the Exercise Price or other pertinent terms and conditions of this option as provided by subsection 7(b) below. Such an adjustment shall be made successively each time any such change in the outstanding Shares of the class which may be purchased upon exercise of this option or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company shall occur.

(b)           MODIFICATION OF OPTION. In the event any change in the outstanding Shares of the class which may be purchased upon exercise of this option or extraordinary distribution in respect of such outstanding Shares or extraordinary change in the capital structure of the Company described in subsection 7(a) above occurs, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of this option because such event or circumstances interferes with the intended operation of the Plan (including the intended tax consequences of award of this option) occurs, then the Board of Directors may, and shall where required by subsection 7(a) above, adjust the number and kind of Shares and/or other securities and/or cash or other property that may be issued or delivered upon the exercise of this option and/or adjust the Exercise Price and/or other terms and conditions of this option as the Board of Directors in its discretion determines to be equitable in order to prevent dilution or enlargement of the Grantee’s rights in respect of this option as such existed before such event. Appropriate adjustments may likewise be made by the Board of Directors in other terms and conditions of this option to reflect equitably such changes in circumstances.

(c)           MODIFICATIONS TO COMPLY WITH SECTION 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the Date of Grant. Without limiting the authority of the Board of Directors under subsection 7(b) above to make modifications to the option by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the option because such event interferes with the operation of the Plan, and notwithstanding any provision of the Agreement to the contrary, in the event that the Board of Directors or an authorized officer of the Company determines that any amounts will be immediately taxable to Grantee under Section 409A of the Code and related Department of Treasury guidance (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the option or any other provision of this Agreement or the Plan, the Company may (a) adopt such amendments to this option, including amendments to this Agreement (having prospective or retroactive effect), that the Board of Directors or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of this option and/or (b) take such other actions as the Board of Directors or authorized officer determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Date of Grant.

SECTION 8.           MISCELLANEOUS PROVISIONS.

(a)           RIGHTS AS A SHAREHOLDER. Neither the Grantee nor the Grantee’s personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Option Shares until the Grantee or his or her personal representative or permitted transferee becomes entitled to receive such Option Shares by (i) filing a notice of exercise and (ii) paying the Purchase Price as provided by this Agreement, and any such right shall also be subject to subsection 4(d) above.

(b)           NOTIFICATION. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company. A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Grantee at the address that he or she most recently provided to the Company.

(c)           ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)           WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)           SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s personal representatives, heirs, legatees and other permitted transferees, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)            CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 9.           DEFINITIONS.

(a)           “AGREEMENT” shall mean this Restricted Shares and Stock Option Agreement.

(b)           “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)           “CODE” shall mean the Internal Revenue Code of 1986, as amended  and as the same may be amended from time to time, and the regulations promulgated thereunder.

(d)           “COMPANY” shall mean Magellan Health Services, Inc, a Delaware corporation, and any successor thereto.

(e)           “DATE OF GRANT” shall mean May 16, 2006.

(f)            “DISABILITY” shall have the meaning ascribed thereto in the Plan.

(g)           “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to tim,e and any successor statute, and the rules and regulations promulgated thereunder.

(h)           “NONQUALIFIED STOCK OPTION” shall mean a stock option not described in Section 422(b) or 423(b) of the Code.

(i)            “GRANTEE” shall mean the person signing this Agreement as such.

(j)            “PARENT” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

(k)           “PLAN” shall mean the Magellan Health Services, Inc. 2006 Director Equity Compensation Plan.

(l)            “PURCHASE PRICE” shall mean the Exercise Price multiplied by the number of Option Shares with respect to which this option is being exercised.

(m)          “SECURITIES ACT” shall mean the Securities Act of 1933, as amended and as the same may be amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

(n)           “SERVICE” shall mean service as a director of the Company.

(o)           “SHARE” shall mean a share of Ordinary Common Stock of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in subsection 7(a) above (and in the event of any such exchange or change, any security resulting from any such successive exchange or change).

(p)           “SUBSIDIARY” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

(q)           “TRANSFER” shall mean, with respect to the Restricted Shares or this option or the Option Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such share or option, or of any beneficial interest therein, now or hereafter owned by the Grantee, including by execution, attachment, levy or similar process.

In consideration of the foregoing and intending to be legally bound hereby, the Company and the Grantee named below have executed this Agreement as of the date first above written.

MAGELLAN HEALTH SERVICES, INC.

By:
Name:
Title:
GRANTEE:

Name:

Address for Notice:
Social Security Number:

EXHIBIT A

SAMPLE NOTICE OF EXERCISE

Magellan Health Services, Inc.
[ADDRESS]
Attn:  Corporate Secretary

Re: Exercise of Option, Option Reference No. DIR-       .

I hereby exercise my stock option identified above granted under the Magellan Health Services, Inc. 2006 Director Equity Compensation Plan (the “Plan”) and notify you of my desire to purchase the Option Shares of that have been offered pursuant to the Plan and related Option Agreement as described below.

Except as otherwise agreed with the Company as provided by the Option Agreement, I shall pay for the Option Shares by delivery of a check payable to Magellan Health Services, Inc. (the “Company”) in the amount described below in full payment for such Option Shares plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this       day of                    , 20   .

No. Option Shares to be Acquired	Exercise Price	Total
Estimated Withholding
Amount Paid

Very truly yours,

Signature of Grantee

Grantee’s sName and Mailing Address:

Grantee’s Social Security Number: